UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 8, 2014

STRATEX OIL & GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Echo Lake Road, Watertown, CT	06795
(Address of principal executive offices)	(Zip Code)

713-353-4786
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities.

On August 13, 2014, Stratex Oil & Gas Holdings, Inc. (“we” or the “Company”) sold an aggregate of $2,230,575 in principal amount of our 12% Series B Senior Secured Convertible Promissory Notes (the “Notes”) to investors in a private offering. Such sales were in addition to the $5,409,485 of Notes previously sold by the Company as reported in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 12 and July 3, 2014.

The Notes bear interest at the rate of 12% per annum payable quarterly in arrears, and all outstanding principal under the Notes is due and payable on June 6, 2016. The Notes are secured by a first lien on substantially all of the Company’s assets, which lien is pari-passu with the lien granted in favor of the holders of the Company’s outstanding 12% Series A Senior Secured Convertible Promissory Notes. Holders of the Notes have the option to convert outstanding principal and interest under the Notes into shares of the Company’s common stock at a conversion price of $0.30 per share, at any time after the six month anniversary date of their issuance. The Company may, at any time after the six month anniversary date of the issuance of the Notes, elect to redeem all or a portion of the Notes, provided, however, that if the Company elects to redeem the Notes prior to the one year anniversary date from the date of issuance, the Company will be required to deliver an amount of interest equal to what the holder of the Note would have received if such holder held the Note for a period of one year. In connection with the sale of the Notes, the Company also issued to the participants in the private offering, warrants (the “Warrants”) exercisable to purchase up to an aggregate of 1,487,035 shares of our common stock at an exercise price of $0.30 per share. The Warrants are immediately exercisable and expire five years following the date of their issuance.

In connection with the private offering of the Series B Notes and Warrants, the Company has now received gross proceeds of $7,640,060. To date, we have paid our placement agent a fee of $676,505 and issued them Warrants exercisable for up to 2,255,017 shares of our common stock at an exercise price of $0.30. The issuance of the Notes and the Warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2014, the Company entered into an Employment Agreement with Matthew S. Cohen (the “Executive”), to serve as our Executive Vice President & General Counsel. Below is a summary of the material provisions of such Employment Agreement which summary is qualified in its entirety by reference to the full text of the Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

The Employment Agreement provides for an annual base salary of $230,000 for Mr. Cohen, subject to a 10% increase per annum. The initial term of employment under the Employment Agreement is four (4) years commencing on the date the Executive commences work with the Company (currently contemplated to occur on or before September 2, 2014), unless earlier terminated by us or the Executive by reason of disability, for cause, for “good reason,” change of control or otherwise. In addition to his base salary, commencing January 1, 2015, Mr. Cohen will be eligible to earn a targeted annual performance bonus (“Bonus”) equal to 80% of his then applicable base salary, as determined by our Board, based upon certain performance criteria to be adopted by the Board upon the recommendation of our compensation committee.  The actual Bonus may be less than or more than the target bonus based upon the assessment by the Board, in its sole and absolute discretion, of Executive’s performance against such criteria. Notwithstanding the foregoing, in no event shall the Bonus awarded in any year exceed 160% of the Executive’s then applicable base salary.  We have also agreed to reimburse the Executive for his medical insurance premiums and all reasonable out of pocket expenses incurred by him in furtherance of company business.

Upon termination of the Executive without “cause”, upon his resignation for “good reason”, or upon his termination following a “change of control” (each as defined in the Employment Agreement) the Executive will be entitled to receive from us a severance payment equal to two times (2.0X) his then current base salary plus his then targeted annual bonus.  The Executive shall also be entitled to any unpaid Bonus from the preceding year of employment.

Upon the execution of his Employment Agreement, Mr. Cohen was issued 400,000 shares of the Company’s common stock and a stock option exercisable for up to 2,000,000 shares of our common stock at an exercise price of $0.30 per share. Such stock option vests over a 2 year period, expires in 5 years from the date of the grant and provides for cashless exercise and “piggy-back” registration rights. A Copy of the option agreement is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Mr. Cohen brings over 23 years of experience as a corporate and securities attorney with a focus on the formation, financing and subsequent development of upstream oil & gas companies. From June 2012 through August 2014, Mr. Cohen was a Shareholder in the law firm of Buchanan Ingersoll & Rooney PC. From March 2008 through May of 2012, he was a Partner in the law firm of Thompson & Knight LLP and from January 2001 through March of 2008, he served as a Partner of Eaton & Van Winkle, LLP. Mr. Cohen graduated from Emory University in 1988 with a B.A. in Biology and earned his J.D. from Brooklyn Law School in 1991.

Item 8.01 Other Information.

On July 30, 2014, we entered into a Joint Development Agreement (“NEEL JDA”) with New Era Energy, LLC, a Delaware limited liability company (“NEEL”). Pursuant to the NEEL JDA, NEEL has a period of sixty (60) days in which to acquire oil and gas lease(s) covering approximately 699.5 acres in Caldwell County, Texas. If NEEL acquires this lease within the sixty (60) day period, as may be extended by us, the Company has the option to purchase from NEEL an undivided fifty percent (50%) working interest in the lease.  If we elect to purchase the working interest in the lease, we have agreed, at our sole cost and expense, to drill and complete two (2) vertical wells (the “Carried Wells”) on the lease to test the Austin Chalk formation.  We will have six (6) months following our acquisition of the working interest in which to complete the Carried Wells.  If we do not complete the Carried Wells within the six (6) month period, NEEL has the option to terminate the JDA and to obtain an assignment from us of our fifty percent (50%) working interest in the lease. We have also agreed to enter into a joint operating agreement with NEEL (the “JOA”) which will govern the operations on the lease and which provides for the proposal and drilling of additional wells after the completion of the Carried Wells.  The JOA names the Company as Operator and NEEL as Non-Operator.  All costs and expenses incurred in connection with all operations conducted in wells on the lease other than Carried Wells are to be borne fifty percent (50%) by the Company and fifty percent (50%) by NEEL.  With respect to the Carried Wells, we have the right receive two thirds (2/3) of the revenues before Payout and fifty percent (50%) of the revenues after Payout.  With respect to all wells other than the Carried Wells completed on the lease, each of the Company and NEEL has the right to receive fifty percent (50%) of the revenues from such wells.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement between the Company and Matthew S. Cohen
10.2	Stock Option Agreement between the Company and Matthew S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: August 14, 2014	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer and Chief Financial Officer